SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): April 15, 2013

                            COLORADO GOLD MINES, INC.
                            -------------------------
                 (Name of Small Business Issuer in its charter)

         Nevada                  333-174872                  68-0681435
  ---------------------      --------------------       --------------------
(State of incorporation)     (Commission File No.)         (IRS Employer
                                                          Identification No.)

                               3896 Ruskin Street
                              Las Vegas, NV 89147
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (720) 553-5308

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.01.  Changes in Control of Registrant.

     On April 15,  2013,  William  Lundy and Thomas  Randall  appointed  Eric D.
Anderson as a director of the Company and then resigned as officers and directors of the Company. The appointment of Mr. Anderson (age 45) and the resignations of Mr. Lundy and Mr. Randall resulted in a change of control of the Company.

     Subsequent to his appointment as a director, Mr. Anderson was appointed the Chief Executive Officer of the Company.

     Since October 2009, Mr. Anderson has been a Logistics Management Specialist for a major defense contractor. In this capacity, Mr. Anderson provides support to management of the Logistics Civil Augmentation Program in Afghanistan. Support projects include cost analysis and tracking, schedule tracking, and customer interface for projects such as facilities construction, airfield maintenance, warehouse logistics, transportation, and food services. Mr. Anderson's previous duties included project management support for base closures and personnel staffing in Iraq and management in the semiconductor capital equipment industry. Mr. Anderson is a mechanical engineer having graduated with a Bachelor of Science degree from Oregon Institute of Technology. Mr. Anderson has been involved with many aspects of the Keeno Strike Silver property for the past four years and will be initiating the pre-feasibility development plan in the near future.

Item 5.02. Departure of Directors or Certain  Officers;  Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 5.01.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 15, 2013                   COLORADO GOLD MINES, INC.


                                       By: /s/ Eric D. Anderson
                                          ------------------------------------
                                          Eric D. Anderson
                                          Chief Executive Officer